Exhibit 2.4

Execution Version

THIRD AMENDMENT TO
CONTRIBUTION AGREEMENT
THIS THIRD AMENDMENT TO CONTRIBUTION AGREEMENT (this “Amendment”) is hereby made and entered into effective as of the 19th day of April, 2017 (“Effective Date”), by and among Double Eagle Energy Permian Operating LLC, a Delaware limited liability company (“Contributor”), Double Eagle Energy Permian LLC, a Delaware limited liability company (“DEEP”), Double Eagle Energy Permian Member LLC, a Delaware limited liability company (“Member LLC” and, together with DEEP, the “Contributor Parent” and, together with DEEP and Contributor, the “Contributor Parties”), Parsley Energy, LLC, a Delaware limited liability company (“Acquiror”), Parsley Energy, Inc., a Delaware corporation (“Acquiror Parent” and, together with Acquiror, the “Acquiror Parties”), and, solely for the purposes of Section 12.17 of the Contribution Agreement (as hereinafter defined and as amended by this Amendment, Double Eagle Energy HoldCo LLC, a Delaware limited liability company (the “Contributor Representative”). Each of the Contributor Parties, the Acquiror Parties and, after giving effect to the penultimate sentence of Section 12.17(a) of the Contribution Agreement, the Contributor Representative is referred to herein individually as a “Party” and collectively as the “Parties”).
RECITALS
WHEREAS, the Contributor Parties, the Acquiror Parties and the Contributor Representative entered into that certain Contribution Agreement dated February 7, 2017 (as amended by that certain First Amendment to Contribution Agreement by and among the Parties dated effective as of the 10th day of March 2017, that certain Second Amendment to Contribution Agreement by and among the Parties dated effective as of the 7th day of April 2017, and as further amended hereby, the “Contribution Agreement”); and
WHEREAS, the Parties desire to amend the Contribution Agreement pursuant to the terms and conditions of this Amendment.

NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:
AGREEMENT
1.Defined Terms. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Contribution Agreement.
2.Amendments. The Contribution Agreement is hereby amended as follows:

a.	Section 3.10(a) of the Contribution Agreement is hereby amended and restated in its entirety as follows:
“Except as provided in Section 3.7(c), with respect to any Disputed Matter concerning Title Defects, Title Benefits, Title Defect Amounts and Title Benefit Amounts (“Disputed Title Matters”), on or before a date that is sixty (60) days following the Closing Date, or, with respect to Title Defects related to any (x) New Property acquired after the Closing Date or (y) Category 2 Lease and related New Wells covering any Delayed Review Category 2 Tracts (the New Properties referred to in clauses (x) and/or (y), the “Subject New Properties”), on or before a date that is ten (10) Business Days following the end of the title review period

THIRD AMENDMENT TO CONTRIBUTION AGREEMENT

attributable to such Subject New Property as provided in Schedule 6.13 if such date is later than sixty (60) days following the Closing Date, in each case Contributor shall submit all remaining Disputed Title Matters to a title attorney with at least ten (10) years’ experience in oil and gas titles in the state of Texas, as selected by mutual written agreement of Acquiror and Contributor (the “Title Arbitrator”). If Acquiror and Contributor have not agreed upon a Person to serve as Title Arbitrator during such sixty (60) day period (or during such ten (10) Business Day period in the case of such Subject New Properties), Contributor shall, within ten (10) Business Days after the end of such sixty (60) day period (or within ten (10) Business Days after the end of such initial ten (10) Business Day period in the case of such Subject New Properties), formally apply to the Houston, Texas office of the American Arbitration Association to choose the Title Arbitrator. The Title Arbitrator shall not have worked as an employee or outside counsel for any Party or its Affiliates during the five (5) year period preceding the arbitration or have any financial interest in the dispute (other than the payment of its fees as provided in this Agreement). If Contributor has not submitted such Disputed Title Matters to the Title Arbitrator or the Houston, Texas office of the American Arbitration Association, as applicable, within the relevant time period set forth above (or, with respect to Disputed Title Matters concerning Title Defects Contributor has elected to cure pursuant to Section 3.7(a), the date set forth in Section 3.7(c)), Contributor shall be deemed to have waived its dispute of such Disputed Title Matters.”

b.	Each of Section 8.2(h) and Section 8.3(i) of the Contribution Agreement are hereby amended and restated in their entirety as follows:
“[Reserved]”

c.	Schedule 4.2 to the Contribution Agreement is hereby amended and restated in its entirety as set forth on Schedule 4.2 hereto.

d.	Schedule 4.5 to the Contribution Agreement is hereby amended to add the page attached as Schedule 4.5 hereto to the end of such schedule.

e.	Schedule 4.16 to the Contribution Agreement is hereby amended to add the page attached as Schedule 4.16 hereto to the end of such schedule.

3.
Deemed Title Defect. The Parties hereby agree that the matters set forth on Schedule 1 shall be deemed for purposes of the Contribution Agreement to (i) be a Title Defect that was timely and validly asserted by Acquiror pursuant to Section 3.6(a) of the Contribution Agreement (not withstanding any failure of Schedule 1 to include any of the information or supporting documentation called for under Section 3.6(a)); (ii) a Title Defect which Contributor timely elected to cure pursuant to Section 3.7(a) of the Contribution Agreement; and (iii) a Title Defect which is a Disputed Matter under Section 3.8(c) of the Contribution Agreement.

4.	Other Agreements. The Parties hereby agree to the other matters set forth on Schedule 2 to this Amendment.
5.Ratification of the Contribution Agreement. This Amendment shall constitute an amendment to the Contribution Agreement in accordance with the terms of Section 12.10 of the Contribution Agreement, and all of the provisions of the Contribution Agreement (as amended hereby) shall remain in full force and effect.

THIRD AMENDMENT TO CONTRIBUTION AGREEMENT

6.Governing Law. This Amendment and the legal relations between the Parties shall be governed by and construed in accordance with the laws of the State of Texas, without regard to principles of conflicts of laws that would direct the application of the laws of another jurisdiction.
7.Severability. If any provision of this Amendment, or any application thereof, is held invalid, illegal or unenforceable in any respect under any Law, this Amendment shall be reformed to the extent necessary to conform, in each case consistent with the intention of the Parties, to such Law, and, to the extent such provision cannot be so reformed, then such provision (or the invalid, illegal or unenforceable application thereof) shall be deemed deleted from (or prohibited under) this Amendment, as the case may be, and the validity, legality and enforceability of the remaining provisions contained herein (and any other application of such provision) shall not in any way be affected or impaired thereby.
8.Entire Agreement. This Amendment and the schedules and annexes attached hereto, which are incorporated herein and made a part of this Amendment, constitute the sole and entire agreement of the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.
9.Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement.
10.Expenses, Fees and Taxes. Each of the Parties shall pay its own fees and expenses incident to the negotiation and preparation of this Amendment.
[Remainder of Page Left Intentionally Blank; Signature Page Follows.]

THIRD AMENDMENT TO CONTRIBUTION AGREEMENT

IN WITNESS WHEREOF, this Amendment has been executed by each of the Parties, effective as of the Effective Date.

CONTRIBUTOR:

DOUBLE EAGLE ENERGY PERMIAN
OPERATING LLC

By:	/s/ Cody Campbell
Name:	Cody Campbell
Title:	Co-Chief Executive Officer

CONTRIBUTOR PARENT:

DOUBLE EAGLE ENERGY PERMIAN LLC

By:	/s/ Cody Campbell
Name:	Cody Campbell
Title:	Co-Chief Executive Officer

DOUBLE EAGLE ENERGY PERMIAN MEMBER
LLC

By:	/s/ Cody Campbell
Name:	Cody Campbell
Title:	Co-Chief Executive Officer

CONTRIBUTOR REPRESENTATIVE:

DOUBLE EAGLE ENERGY HOLDCO LLC

By:	/s/ Cody Campbell
Name:	Cody Campbell
Title:	Co-Chief Executive Officer

SIGNATURE PAGE
THIRD AMENDMENT TO CONTRIBUTION AGREEMENT

ACQUIROR:

PARSLEY ENERGY, LLC

By: Parsley Energy, Inc., its managing member

By:	/s/ Michael W. Hinson
Name:	Michael W. Hinson
Title:	Senior Vice President-Corporate Development

ACQUIROR PARENT:

PARSLEY ENERGY, INC

By:	/s/ Michael W. Hinson
Name:	Michael W. Hinson
Title:	Senior Vice President-Corporate Development

SIGNATURE PAGE
THIRD AMENDMENT TO CONTRIBUTION AGREEMENT